UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 11, 2016
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2016, Corporate Office Properties Trust (the “Registrant”) issued a press release to announce that Paul R. Adkins, age 58, is joining the Registrant and Corporate Office Properties, L.P. (the “Operating Partnership”) as Executive Vice President and Chief Operating Officer effective as of November 28, 2016. Mr. Adkins has over 25 years experience in the commercial real estate industry. Since July 2011, he has served as Principal of the JBG Companies, a privately owned real estate investment and management firm at which he was responsible for large tenant and development leasing. Mr. Adkins also previously served as Executive Vice President, Managing Director at Grubb & Ellis and in various leasing, investment and leadership positions at CarrAmerica Realty Corporation.

Mr. Adkins shall be paid an annual base salary of $400,000, with a target cash bonus of 115% of his base salary and a long term incentive plan target of 125% of his base salary. Mr. Adkins will be granted 14,650 of the Registrant’s common shares of beneficial interest, such shares being subject to forfeiture restrictions that lapse in equal one-fifth increments annually beginning on December 1, 2017 and each of the next four anniversaries of such date as he remains employed by the Registrant and the Operating Partnership. He shall also receive a cash signing bonus of $300,000 that vests in one-third increments annually on November 28, 2017, November 28, 2018 and November 28, 2019, as long as he remains employed by the Registrant and the Operating Partnership as of such dates.

Effective as of November 28, 2016, Mr. Adkins will commence participation in the Registrant’s and the Operating Partnership’s Executive Change in Control and Severance Plan (the “Plan”) for a five-year participation period, after which he will cease to participate in the Plan unless otherwise agreed to by us and Mr. Adkins. Under the Plan, each executive selected to participate is entitled to receive the following payments and benefits in the event the executive is terminated for any reason other than death, disability or for “cause,” as defined in the Plan, or is “Constructively Discharged,” as defined in the Plan: (1) a severance payment equal to a specified severance multiple multiplied by the sum of the executive’s annual base salary plus the average of the executive’s annual cash performance bonuses for the last three years; (2) a pro-rated annual cash performance bonus for the year of termination through the date of termination based on the amount of the executive’s target annual cash performance bonus for that year; (3) full vesting of equity awards subject to a time-based vesting schedule (with vesting of equity awards subject to performance-based vesting conditions to remain governed by the terms of the applicable award agreement); (4) the right to exercise existing stock options for up to 18 months following termination; and (5) continuing coverage under the Operating Partnership’s group medical, dental and vision plans for 12 months following termination unless such benefits are available to the executive through another group plan. If any payments and benefits to be paid or provided to an executive, whether pursuant to the Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

An executive’s receipt of payments and benefits under the Plan will be conditioned upon the executive’s execution of a general release of claims in favor of the Registrant and the Operating Partnership. In addition, in order to participate in the Plan, an executive must agree to comply with non-competition and non-solicitation covenants while the executive is employed and for 12 months thereafter (provided that, unless otherwise agreed to by Mr. Adkins, such covenants will not apply following a termination of employment in the event that such termination occurs after the end of his Participation Period) and confidentiality and non-disparagement covenants. The Registrant and the Operating Partnership may amend or terminate the Plan at any time, provided that the executive’s rights to payments and benefits upon a termination in connection with or within 12 months after a “Change in Control,” as defined in the Plan, may not be adversely affected by an amendment or termination occurring within 12 months before or after the Change in Control.

Mr. Adkins severance multiple under the Plan will be 1.0 or, in the event of a termination in connection with a Change in Control or within 12 months thereafter, the multiple will be 2.99.

There are no family relationships between Mr. Adkins and any director or executive officer of the Registrant or the Operating Partnership, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.             Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated November 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Anthony Mifsud		/s/ Anthony Mifsud
	Anthony Mifsud		Anthony Mifsud
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	November 14, 2016	Dated:	November 14, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated November 11, 2016.